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                                                               EXHIBIT 10.27(e)

                                 AMENDMENT NO. 1
                                       TO
                                    GUARANTY

This Amendment No. 1 (the "Amendment") dated June 30, 1999 amends the Guaranty dated as of February 10, 1999 (the "Guaranty"), made by Aames Financial Corporation (the "Guarantor") in favor of Greenwich Capital Financial Products, Inc. (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Guaranty or, if not so defined therein, the Loan Agreement (as defined in the Guaranty). The Guarantor and the Lender, for good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, enter into this Amendment and agree as follows:

1.      AMENDMENT

Effective as of June 30, 1999 Section 3(b)(i), (iii), (iv), (v) and (vi) of the Guaranty are hereby amended and restated in their entirety as follows:

        (i) Maintenance of Tangible Net Worth. The Tangible Net Worth of the Guarantor, on a consolidated basis and on any given day, shall be (a) prior to October 1, 1999, $110,000,000; and (b) on and after October 1, 1999, not less than the greater of (x) $140,000,000 and (y) 80% of the Tangible Net Worth of the Guarantor, on a consolidated basis, as at the end of each fiscal quarter;

        (iii) Liquidity. The aggregate amount of the Guarantor's cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, shall be (a) prior to October 1, 1999, $5,000,000, and (b) on and after October 1, 1999, $15,000,000.

        (iv) Maintenance of Ratio of Earnings to Total Interest Expense. Effective as of December 31, 1999, the Guarantor shall not permit the ratio of earnings before interest and taxes to total expense, on a consolidated basis, to be less than 1.05:1 measured on a rolling basis from the immediately preceding two calendar quarters commencing with the two quarters ending September 30, 1999 and December 31, 1999. Thereafter, such ratio measured on a rolling basis shall not be less than 1.10:1.

        (v) Profitability. The Guarantor shall have a GAAP after tax net income of at least $1.00 as measured at the end of September 30, 1999 and December 31, 1999;



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        (vi)    Capitalization of Guarantor. The Guarantor has been capitalized by a contribution of each to the equity of the Guarantor in an aggregate amount equal to not less than $67,000,000 (after taking into account related expenses, if any, payable on the date of contribution) and, as of September 30, 1999, the Guarantor shall have received an additional contribution to capital in an amount not less than $23,000,000 (after taking into account related expenses, if any, payable on the date of such contribution).

2.      REPRESENTATIONS

In order to induce the Lender to execute and deliver this Amendment, the Guarantor hereby represents to the Lender that as of the date hereof, after giving effect to this Amendment, (a) the representations and warranties set forth in Section 3 of the Guaranty are and shall be and remain true and correct and (b) the Guarantor is in full compliance with all of the terms and conditions of the Guaranty.

3.      MISCELLANEOUS

Except as specifically amended herein, the Guaranty shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Guaranty or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Guaranty, any reference in any of such items to the Guaranty being sufficient to refer to the Guaranty as amended thereby.



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IN WITNESS WHEREOF, the Guarantor and the Lender have cause this Amendment to be duly executed and delivered as of the date first above written.


                                        AAMES FINANCIAL CORPORATION

                                        By: /s/ Barbara S. Polsky
                                           -------------------------------------
                                        Name: Barbara S. Polsky
                                             -----------------------------------
                                        Title: EVP & General Counsel
                                              ----------------------------------

                                        GREENWICH CAPITAL FINANCIAL
                                        PRODUCTS, INC.

                                        By: /s/ John C. Anderson
                                           -------------------------------------
                                        Name: John C. Anderson
                                             -----------------------------------
                                        Title: SVP
                                              ----------------------------------



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